SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549-1004


                                    FORM 8-K


                    CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): March 1, 2004


                                UNIFY CORPORATION

             (Exact name of Registrant as specified in its charter)





         Delaware                       001-11807                 94-2710559
(State or other jurisdiction of   (Commission File No.)       (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                                2101 Arena Blvd.
                          Sacramento, California 95834
                    (Address of principal executive offices)

                                 (916) 928-6400
              (Registrant's telephone number, including area code)

ITEM 7. Financial Statements and Exhibits


c. Exhibits

Exhibit Number        Description
--------------        -----------
    99.1              Press release dated February 24, 2004
    99.2              Transcript of Portion of February 24, 2004 Conference Call


Item 12. Result of Operations and Financial Condition

     The information in this Form 8-K and the Exhibits attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

     On February 24, 2004, Unify Corporation (the "Company") issued a press release regarding the Company's financial results for its third fiscal quarter ended January 31, 2004. The full text of the Company's press release is attached hereto as Exhibit 99.1

     In the press release the Company provided certain non-GAAP financial measures, specifically, the reconciliation of GAAP net income to non-GAAP net income (loss) for both the most recently completed third quarter and the prior year third quarter, as well as a comparison on a year-to-date basis, year over year.

     Reflected in the reconciliation were certain adjustments included in the measurement of GAAP net income that the Company believes are useful in explaining to investors its net income (loss) from ongoing operations. The Company believes this non-GAAP measure is useful because it permits investors to evaluate important expense and recovery components that may not be apparent from use of the most directly comparable GAAP financial measure.

     In the conference call referred to in the press release, the Company provided certain non-GAAP financial measures, including, the affect of certain adjustments on GAAP basis operating expenses in determining non-GAAP operating expenses, in comparison on a year-to-date basis, year over year, which the Company believes is useful because it permits investors to evaluate important expense and recovery components that may not be apparent from use of the most directly comparable GAAP financial measure. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures is set forth below:

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses:

                                                Nine Months                   Nine Months
                                                   ended                         ended
                                                Jan 31, 2004                  Jan 31, 2003          Variance

GAAP Operating Expenses                          $7,926,000                    $7,982,000

Adjustments :
   Severance Charges                               (200,000)
   Write-down of Other
Investments                                        (175,000)                      (50,000)
   Special Charges
(Recoveries)  (1)                                  (110,000)                      132,000
                                               -------------                 -------------         ----------

Non-GAAP Operating Expenses                      $7,441,000                    $8,064,000           $623,000
                                                                                                          8%

(1)  Special charges (recoveries) related primarily to litigation expenses



     In the conference call referred to in the press release, the Company also provided the ratio of "end user" software license revenues to "indirect" software license revenues for both the most recently completed third quarter and the prior year third quarter, as well as a comparison on a year-to-date basis, year over year.

     These non-GAAP financial measures exclude from the directly comparable GAAP measures, where applicable, the revenue that is being compared. For example, the calculation of end user revenues excluded indirect revenues and vice versa. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures is set forth below. The Company believes these non-GAAP measures are useful because they permit investors to evaluate changes in important revenue components that may not be apparent from use of the most directly comparable GAAP financial measure.

                                                   Software License Revenue
                                                   ------------------------

                   Quarter End             Quarter End             Nine Months End          Nine Months End
                  Jan. 31, 2004     %     Jan. 31, 2003     %        Jan. 31, 2004     %     Jan. 31, 2003      %
                --------------------------------------------------------------------------------------------------
End user
revenue          $      783,000    35%   $    1,189,000    55%    $      1,533,000    23%   $     2,308,000    46%

Indirect
revenue                 402,000    65%          637,000    45%           2,894,000    77%         1,966,000    54%

Total
Revenue
(GAAP)           $    1,185,000   100%   $    1,826,000   100%    $      4,427,000   100%   $     4,274,000   100%
                 =================================================================================================

     The Company's management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company's operating performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as reported by the Company may not be comparable to similarly titled items reported by other companies. A transcript of the portions of the conference call discussing Non-GAAP financial measures is attached hereto as Exhibit 99.2.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                Unify Corporation
                                  (Registrant)

Date: March 1, 2004




By: /s/   Peter J. DiCorti
--------------------------------------------

Peter J. DiCorti
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

                                  EXHIBIT INDEX


Exhibit Number            Description
--------------            -----------

99.1                      Press release dated February 24, 2004
99.2                      Transcript of Portion of February 24, 2004
                          Conference Call